Exhibit 99.1

Investor Relations Contact:
Michael Haase
(925) 951-9005
Michael.Haase@Workday.com

Media Contact:
Eric Glass
(415) 432-3056
Eric.Glass@Workday.com

Workday Announces Fiscal 2016 Second Quarter Financial Results

Total Revenues of $282.7 Million, Up 51% Year Over Year

Subscription Revenue of $223.7 Million, Up 56% Year Over Year

PLEASANTON, CALIF. - August 26, 2015 - Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal second quarter ended July 31, 2015.

•	Total revenues were $282.7 million, an increase of 51% from the second quarter of fiscal 2015. Subscription revenues were $223.7 million, an increase of 56% from the same period last year.

•
Operating loss was $67.6 million, or negative 23.9% of revenues, compared to an operating loss of $61.8 million, or negative 33.1% of revenues, in the same period last year. Non-GAAP operating loss for the second quarter was $0.7 million, or negative 0.3% of revenues, compared to a non-GAAP operating loss of $19.1 million last year, or negative 10.2% of revenues.[1]

•	Net loss per basic and diluted share was $0.37, compared to a net loss per basic and diluted share of $0.38 in the second quarter of fiscal 2015.

•
Operating cash flows for the second quarter were $15.5 million and free cash flows were negative $10.3 million. For the trailing twelve months, operating cash flows were $198.9 million and free cash flows were $77.6 million.[2]

•	Cash, cash equivalents and marketable securities were approximately $1.9 billion as of July 31, 2015. Unearned revenues were $683.1 million, a 42% increase from last year.

“We had a great second quarter, and we’re proud to share that we’ve crossed the 1,000-customer milestone,” said Aneel Bhusri, co-founder and CEO, Workday. “We saw strong sales traction for growth initiatives including financial management, education and government industry solutions, and European expansion. We also continued our rapid product innovation with the announcement of Workday Planning, a new application that will round out our financial suite and bring budgeting, planning, and forecasting capabilities into Workday.”

“We are very pleased with our solid second quarter results,” said Mark Peek, co-president and chief financial officer, Workday. “We generated record quarterly revenues and trailing twelve month operating cash flows. Looking ahead, we anticipate third quarter total revenues to be within a range of $300 and $303 million, or growth of 39% to 41% as compared to the prior year.”

Recent Highlights

•	In the second quarter, Workday surpassed the 1,000-customer milestone as the company continues to see increased adoption of its suite of applications.

•
Workday announced its intent to deliver Workday Planning, a new budgeting, planning, and forecasting application. When combined with Workday Financial Management and Workday Human Capital Management (HCM), Workday Planning is expected to be the industry’s first system to unify real-time finance and HR data with analytics and enterprise planning. Workday plans to make Workday Planning generally available to customers in calendar year 2016.

•
Workday will host its ninth annual Workday Rising customer conference from Sept. 28 - Oct. 1 in Las Vegas. The event will bring the extended Workday community together to collaborate and learn about how Workday helps some of the largest organizations around the world grow their businesses.

Workday plans to host a conference call today to review its second quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

1Non-GAAP operating loss for the fiscal second quarters of 2016 and 2015 exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Free cash flows are defined as operating cash flows minus purchased property and equipment, property and equipment acquired under capital leases and purchased other intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. Hundreds of organizations, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday’s third quarter revenue projections and future product offerings. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; (viii) our limited operating history, which makes it difficult to predict future results; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended April 30, 2015 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2015. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2015	January 31, 2015 (1)
Assets
Current assets:
Cash and cash equivalents	$230,578	$298,192
Marketable securities	1,676,351	1,559,517
Accounts receivable, net	156,282	188,357
Deferred costs	18,905	20,471
Prepaid expenses and other current assets	58,412	42,502
Total current assets	2,140,528	2,109,039
Property and equipment, net	172,701	140,136
Deferred costs, noncurrent	20,787	20,998
Goodwill and acquisition-related intangible assets, net	42,953	34,779
Other assets	66,915	53,681
Total assets	$2,443,884	$2,358,633
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$23,668	$10,623
Accrued expenses and other current liabilities	31,706	24,132
Accrued compensation	48,347	56,152
Capital leases	743	3,207
Unearned revenue	601,807	547,151
Total current liabilities	706,271	641,265
Convertible senior notes, net	502,045	490,501
Unearned revenue, noncurrent	81,281	85,593
Other liabilities	22,312	15,299
Total liabilities	1,311,909	1,232,658
Stockholders’ equity:
Common stock	190	186
Additional paid-in capital	2,084,815	1,948,300
Accumulated other comprehensive income (loss)	320	(140)
Accumulated deficit	(953,350)	(822,371)
Total stockholders’ equity	1,131,975	1,125,975
Total liabilities and stockholders’ equity	$2,443,884	$2,358,633

(1) Amounts as of January 31, 2015 were derived from the January 31, 2015 audited financial statements.

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Revenues:
Subscription services	$223,742	$143,652	$424,735	$267,059
Professional services	58,954	43,128	108,918	79,458
Total revenues	282,696	186,780	533,653	346,517
Costs and expenses(1):
Costs of subscription services	35,287	24,373	67,069	45,832
Costs of professional services	56,792	41,267	102,924	77,227
Product development	115,345	77,464	214,680	142,635
Sales and marketing	106,430	78,523	201,325	146,690
General and administrative	36,482	26,922	68,699	47,985
Total costs and expenses	350,336	248,549	654,697	460,369
Operating loss	(67,640)	(61,769)	(121,044)	(113,852)
Other expense, net	(3,779)	(6,953)	(11,015)	(13,952)
Loss before provision for (benefit from) income taxes	(71,419)	(68,722)	(132,059)	(127,804)
Provision for (benefit from) income taxes	(1,998)	493	(1,080)	800
Net loss	$(69,421)	$(69,215)	$(130,979)	$(128,604)
Net loss per share, basic and diluted	$(0.37)	$(0.38)	$(0.70)	$(0.70)
Weighted-average shares used to compute net loss per share, basic and diluted	189,360	184,319	188,382	183,733

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$3,173	$1,608	$5,221	$2,663
Costs of professional services	5,144	3,519	8,598	5,717
Product development	28,632	16,737	49,443	27,605
Sales and marketing	13,222	7,377	21,587	14,129
General and administrative	14,593	11,541	27,189	19,542

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net loss	$(69,421)	$(69,215)	$(130,979)	$(128,604)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	19,888	14,474	38,457	26,997
Share-based compensation expenses	64,764	40,782	112,038	69,656
Amortization of deferred costs	7,735	4,421	12,360	8,373
Amortization of debt discount and issuance costs	6,336	6,002	12,586	11,922
Other	1,095	242	1,832	846
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(27,570)	(1,441)	32,147	(8,454)
Deferred costs	(7,082)	(6,433)	(10,583)	(9,896)
Prepaid expenses and other assets	(7,806)	(2,748)	(15,476)	(10,098)
Accounts payable	1,428	(23)	4,180	(2,453)
Accrued expense and other liabilities	(3,521)	(14,602)	2,664	(13,511)
Unearned revenue	29,665	19,530	50,344	67,908
Net cash provided by (used in) operating activities	15,511	(9,011)	109,570	12,686
Cash flows from investing activities
Purchases of marketable securities	(476,470)	(365,779)	(862,045)	(1,036,185)
Maturities of marketable securities	429,186	414,242	710,593	767,472
Sales of available-for-sale securities	19,524	8,138	29,524	8,138
Business combinations, net of cash acquired	(7,961)	—	(7,961)	(26,317)
Purchases of property and equipment	(25,792)	(28,409)	(55,972)	(38,282)
Purchases of cost method investments	(15,750)	(10,000)	(15,750)	(10,000)
Sale of cost method investment	3,538	—	3,538	—
Other	—	—	—	1,000
Net cash provided by (used in) investing activities	(73,725)	18,192	(198,073)	(334,174)
Cash flows from financing activities
Proceeds from issuance of common stock from employee equity plans	19,172	15,169	22,736	18,165
Principal payments on capital lease obligations	(1,016)	(4,418)	(2,464)	(7,162)
Shares repurchased for tax withholdings on vesting of restricted stock	—	(3,284)	—	(8,291)
Other	362	—	779	60
Net cash provided by (used in) financing activities	18,518	7,467	21,051	2,772
Effect of exchange rate changes	(210)	(15)	(162)	24
Net increase (decrease) in cash and cash equivalents	(39,906)	16,633	(67,614)	(318,692)
Cash and cash equivalents at the beginning of period	270,484	246,001	298,192	581,326
Cash and cash equivalents at the end of period	$230,578	$262,634	$230,578	$262,634
Supplemental cash flow data
Cash paid for interest	$3,211	$3,369	$3,244	$3,558
Cash paid for taxes	418	120	1,034	120
Non-cash investing and financing activities:
Vesting of early exercise stock options	$472	$471	$944	$944
Purchases of property and equipment, accrued but not paid	18,642	12,171	18,642	12,171

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended July 31, 2015
(in thousands)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(1)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$35,287	$(3,173)	$(76)	$—	$32,038
Costs of professional services	56,792	(5,144)	(170)	—	51,478
Product development	115,345	(28,632)	(1,068)	—	85,645
Sales and marketing	106,430	(13,222)	(327)	—	92,881
General and administrative	36,482	(14,593)	(516)	—	21,373
Operating loss	(67,640)	64,764	2,157	—	(719)
Operating margin	(23.9)%	22.9%	0.7%	—	(0.3)%
Other expense, net	(3,779)	—	—	6,336	2,557
Loss before provision for (benefit from) income taxes	(71,419)	64,764	2,157	6,336	1,838
Provision for (benefit from) income taxes	(1,998)	—	—	—	(1,998)
Net income (loss)	$(69,421)	$64,764	$2,157	$6,336	$3,836

(1) Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended July 31, 2014
(in thousands)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(1)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$24,373	$(1,608)	$(42)	$—	$22,723
Costs of professional services	41,267	(3,519)	(46)	—	37,702
Product development	77,464	(16,737)	(788)	—	59,939
Sales and marketing	78,523	(7,377)	(238)	—	70,908
General and administrative	26,922	(11,541)	(767)	—	14,614
Operating loss	(61,769)	40,782	1,881	—	(19,106)
Operating margin	(33.1)%	21.9%	1.0%	—	(10.2)%
Other expense, net	(6,953)	—	—	6,002	(951)
Loss before provision for income taxes	(68,722)	40,782	1,881	6,002	(20,057)
Provision for income taxes	493	—	—	—	493
Net loss	$(69,215)	$40,782	$1,881	$6,002	$(20,550)

(1) Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Six Months Ended July 31, 2015
(in thousands)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(1)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$67,069	$(5,221)	$(262)	$—	$61,586
Costs of professional services	102,924	(8,598)	(524)	—	93,802
Product development	214,680	(49,443)	(3,381)	—	161,856
Sales and marketing	201,325	(21,587)	(958)	—	178,780
General and administrative	68,699	(27,189)	(1,103)	—	40,407
Operating loss	(121,044)	112,038	6,228	—	(2,778)
Operating margin	(22.7)%	21.0%	1.2%	—	(0.5)%
Other expense, net	(11,015)	—	—	12,586	1,571
Loss before provision for (benefit from) income taxes	(132,059)	112,038	6,228	12,586	(1,207)
Provision for (benefit from) income taxes	(1,080)	—	—	—	(1,080)
Net loss	$(130,979)	$112,038	$6,228	$12,586	$(127)

(1) Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Six Months Ended July 31, 2014
(in thousands)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(1)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$45,832	$(2,663)	$(88)	$—	$43,081
Costs of professional services	77,227	(5,717)	(135)	—	71,375
Product development	142,635	(27,605)	(1,470)	—	113,560
Sales and marketing	146,690	(14,129)	(511)	—	132,050
General and administrative	47,985	(19,542)	(358)	—	28,085
Operating loss	(113,852)	69,656	2,562	—	(41,634)
Operating margin	(32.9)%	20.1%	0.8%	—	(12.0)%
Other expense, net	(13,952)	—	—	11,922	(2,030)
Loss before provision for income taxes	(127,804)	69,656	2,562	11,922	(43,664)
Provision for income taxes	800	—	—	—	800
Net loss	$(128,604)	$69,656	$2,562	$11,922	$(44,464)

(1) Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$15,511	$(9,011)	$109,570	$12,686
Purchases of property and equipment	(25,792)	(28,409)	(55,972)	(38,282)
Free cash flows	$(10,281)	$(37,420)	$53,598	$(25,596)

	Trailing Twelve Months Ended July 31,
	2015	2014
Net cash provided by (used in) operating activities	$198,887	$54,555
Purchases of property and equipment	(121,336)	(67,380)
Purchases of other intangible assets	—	(15,000)
Free cash flows	$77,551	$(27,825)

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating loss and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measure non-GAAP operating loss differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. Free cash flows differ from GAAP cash flows from operating activities in that it treats purchases of property and equipment, property and equipment acquired under capital leases and purchased other (non-acquisition related) intangible assets as a reduction to cash flows.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.
Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•
Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted stock unit awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and shares offered under our Employee Stock Purchase Plan, which are elements of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

•
Other Operating Expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of the ongoing operations.

•
Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting capital expenditures, whether purchased or leased, and purchased other intangible assets, due to the fact that these expenditures are considered to be an ongoing operational component of our business. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.
The use of non-GAAP operating loss has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.